PBF Energy Reports Third Quarter 2016 Results, Declares Dividend of $0.30 Per Share

•	Closed the Torrance refinery acquisition

•	Received $175 million in proceeds from the sale of interests in The Torrance Valley Pipeline Company

•	Third quarter income from operations of $129.7 million (excluding special items, third quarter income from operations of $25.7 million)

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - October 28, 2016 - PBF Energy Inc. (NYSE:PBF) today reported a third quarter 2016 income from operations of $129.7 million as compared to income from operations of $92.3 million for third quarter of 2015. Excluding special items, third quarter 2016 income from operations was $25.7 million as compared to income from operations of $300.6 million for the third quarter of 2015. Special items in the third quarter 2016 results include a net, non-cash, after-tax gain of $62.8 million, or $0.61 per share, lower-of-cost-or-market ("LCM") inventory adjustment which increased operating income, and an after-tax charge of $1.9 million, or 0.02 per share, related to a change in the tax receivable liability agreement. Additionally, included in our results were net after-tax charges totaling approximately $4.2 million, or $0.04 per share, related to acquisition and other expenses.

The company reported third quarter 2016 net income of $56.4 million, and net income attributable to PBF Energy Inc. of $42.1 million or $0.43 per share. This compares to net income of $55.5 million, and net income attributable to PBF Energy Inc. of $42.8 million or $0.49 per share for the third quarter 2015. Adjusted fully-converted net loss for the third quarter 2016, excluding special items, was $16.5 million, or $0.16 per share on a fully-exchanged, fully -diluted basis, as described below, compared to adjusted fully-converted net income of $170.7 million, or $1.87 per share, for the third quarter 2015. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.2% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “It was a challenging refining environment in the third quarter, with the exception of the Gulf Coast, average benchmark margins were down in every region and we experienced the added headwind of a 15 percent increase in the cost of compliance with the renewable fuels mandate.” Mr. Nimbley continued, “We continue to focus on our strategy to improve profitability and reliability and are committed to reducing operating expenses across our system. We believe that we are near a cyclical low in the refining environment and the ongoing and planned enhancements will strengthen the company's operating results and increase margin capture when the market improves.”

Torrance Refinery acquisition and sale of Torrance Valley Pipeline Company LLC interest
On July 1, 2016, PBF announced that its subsidiary had closed its previously announced acquisition of the 155,000 barrel per day Torrance refinery, and related logistics assets, from ExxonMobil.

Subsequent to the purchase of the Torrance refinery, subsidiaries of PBF Energy sold, through a drop-down transaction with a subsidiary of PBF Logistics LP, a 50 percent equity stake in the Torrance Valley Pipeline Company LLC ("TVPC"). Proceeds from the transaction were $175.0 million.

TVPC owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system, segregated into two parts, Northern and Southern portions, is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined tankage and truck unloading capability at two of the stations. PBF Logistics LP has entered into a ten-year term transportation services agreement with a subsidiary of PBF Energy containing minimum volume throughput commitments (“MVCs”) of approximately 50,000 barrels per day for the Northern logistics system and MVCs of approximately 70,000 barrels per day for the Southern logistics system and the usage of certain tanks.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on November 22, 2016, to holders of record as of November 8, 2016.

Outlook
For the fourth quarter 2016, we expect East Coast total throughput to average 310,000 to 330,000 barrels per day; Mid-Continent total throughput is expected to average 130,000 to 140,000 barrels per day; Gulf Coast total throughput is expected to average 155,000 to 165,000 barrels per day and West Coast total throughput is expected to average 135,000 to 145,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Friday, October 28, 2016, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFQ316. The audio replay will be available two hours after the end of the call through November13, 2016, by dialing (800) 283-8183 or (402) 220-0867.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.2% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$4,513,204	$3,217,640	$11,171,856	$9,763,440

Costs and expenses:
Cost of sales, excluding depreciation	3,862,580	2,822,444	9,524,119	8,319,404
Operating expenses, excluding depreciation	412,699	203,860	989,296	635,948
General and administrative expenses	44,020	51,078	124,975	126,347
Loss (gain) on sale of assets	8,159	(142)	11,381	(1,133)
Depreciation and amortization expense	56,036	48,133	163,029	144,401
	4,383,494	3,125,373	10,812,800	9,224,967

Income from operations	129,710	92,267	359,056	538,473

Other (expenses) income:
Change in tax receivable agreement liability	(3,143)	(2,215)	(3,143)	(2,215)
Change in fair value of catalyst leases	77	4,994	(4,556)	8,982
Interest expense, net	(38,527)	(28,026)	(111,994)	(77,094)
Income before income taxes	88,117	67,020	239,363	468,146
Income tax expense	31,673	11,525	85,607	151,072
Net income	56,444	55,495	153,756	317,074
Less: net income attributable to noncontrolling interests	14,333	12,696	37,503	51,144
Net income attributable to PBF Energy Inc.	$42,111	$42,799	$116,253	$265,930

Net income available to Class A common stock per share:
Basic	$0.43	$0.50	$1.19	$3.11
Diluted	$0.43	$0.49	$1.19	$3.06
Weighted-average shares outstanding-basic	97,825,357	85,845,583	97,823,708	85,401,028
Weighted-average shares outstanding-diluted	103,135,799	91,496,283	103,210,917	91,557,371

Dividends per common share	$0.30	$0.30	$0.90	$0.90

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$44,404	$44,781	$122,749	$280,603
Adjusted fully-converted net income per fully exchanged, fully diluted share	$0.43	$0.49	$1.19	$3.06
Adjusted fully-converted shares outstanding - diluted	103,135,799	91,496,283	103,210,917	91,557,371

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME TO		September 30,		September 30,
ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) (Note 1)		2016	2015	2016	2015
Net income attributable to PBF Energy Inc.		$42,111	$42,799	$116,253	$265,930
Add:	Net income attributable to noncontrolling interest (Note 2)	3,797	3,315	10,755	24,536
Less:	Income tax (expense) benefit (Note 3)	(1,504)	(1,333)	(4,259)	(9,863)
Adjusted fully-converted net income		$44,404	$44,781	$122,749	$280,603
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(103,990)	208,313	(320,833)	81,147
Add:	Change in tax receivable agreement liability (Note 18)	3,143	2,215	3,143	2,215
Add:	Recomputed income taxes on special items (Note 5)	39,935	(84,632)	125,805	(33,512)
Adjusted fully-converted net (loss) income excluding special items (Note 4)		$(16,508)	$170,677	$(69,136)	$330,453

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		103,135,799	91,496,283	103,210,917	91,557,371
Conversion of PBF LLC Series A Units (Note 7)		—	—	—	—
Fully-converted shares outstanding - diluted		103,135,799	91,496,283	103,210,917	91,557,371

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$0.43	$0.49	$1.19	$3.06

Adjusted fully-converted net (loss) income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$(0.16)	$1.87	$(0.67)	$3.61

		Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS		September 30,		September 30,
TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2016	2015	2016	2015
Income from operations		$129,710	$92,267	$359,056	$538,473
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(103,990)	208,313	(320,833)	81,147
Income from operations excluding special items (Note 4)		$25,720	$300,580	$38,223	$619,620

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
RECONCILIATION OF NET INCOME TO EBITDA		2016	2015	2016	2015
Net income		$56,444	$55,495	$153,756	$317,074
Add:	Depreciation and amortization expense	56,036	48,133	163,029	144,401
Add:	Interest expense, net	38,527	28,026	111,994	77,094
Add:	Income tax expense	31,673	11,525	85,607	151,072
EBITDA		$182,680	$143,179	$514,386	$689,641
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(103,990)	208,313	(320,833)	81,147
Add:	Change in tax receivable agreement liability (Note 18)	3,143	2,215	3,143	2,215
EBITDA excluding special items (Note 4)		$81,833	$353,707	$196,696	$773,003

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
EBITDA		$182,680	$143,179	$514,386	$689,641
Add:	Stock based compensation	3,622	3,363	16,331	8,757
Add:	Change in tax receivable agreement liability (Note 18)	3,143	2,215	3,143	2,215
Add:	Net non-cash change in fair value of catalyst leases	(77)	(4,994)	4,556	(8,982)
Add:	Non-cash LCM inventory adjustment (Note 5)	(103,990)	208,313	(320,833)	81,147
Adjusted EBITDA		$85,378	$352,076	$217,583	$772,778

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2016	2015
Cash, cash equivalents and marketable securities	$685,393	$1,178,578
Inventories	1,845,595	1,174,272
Total assets	7,465,714	6,105,124
Total debt	2,369,625	1,840,355

Total equity	$2,279,360	$2,095,857
Total equity excluding special items (Note 15)	$2,754,736	$2,763,118

Total debt to capitalization ratio (Note 15)	51%	47%
Total debt to capitalization ratio, excluding special items (Note 15)	46%	40%
Net debt to capitalization ratio (Note 15)	42%	24%
Net debt to capitalization ratio, excluding special items (Note 15)	38%	19%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows provided by operations	$388,212	$240,399
Cash flows used in investing activities	(1,246,953)	(166,942)
Cash flows provided by financing activities	539,823	1,499
Net (decrease) increase in cash and cash equivalents	(318,918)	74,956
Cash and cash equivalents, beginning of period	944,320	397,873
Cash and cash equivalents, end of period	$625,402	$472,829
Marketable securities	59,991	234,249
Net cash, cash equivalents and marketable securities	$685,393	$707,078

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended September 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,508,613	$48,433	$—	$(43,842)	$4,513,204
Depreciation and amortization	49,554	5,140	1,342		56,036
Income (loss) from operations (16)	148,985	26,060	(43,714)	(1,621)	129,710
Interest expense, net	713	7,696	30,118	—	38,527
Capital expenditures (Note 14)	$1,086,557	$2,625	$4,337	$—	$1,093,519

	Three Months Ended September 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,217,640	$37,082	$—	$(37,082)	$3,217,640
Depreciation and amortization	44,366	1,649	2,118	—	48,133
Income (loss) from operations	114,925	27,463	(50,121)	—	92,267
Interest expense, net	4,110	7,180	16,736	—	28,026
Capital expenditures	81,969	962	573	—	83,504

	Nine Months Ended September 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,164,571	$125,641	$—	$(118,356)	$11,171,856
Depreciation and amortization	149,690	8,922	4,417	—	163,029
Income (loss) from operations (16)	402,676	76,271	(118,270)	(1,621)	359,056
Interest expense, net	2,827	22,559	86,608	—	111,994
Capital expenditures (Note 14)	1,314,637	103,027	16,596	—	1,434,260

	Nine Months Ended September 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,763,440	$104,796	$—	$(104,796)	$9,763,440
Depreciation and amortization	131,817	4,919	7,665	—	144,401
Income (loss) from operations	591,005	71,914	(124,446)	—	538,473
Interest expense, net	13,387	14,065	49,642	—	77,094
Capital expenditures	332,544	1,182	2,183	—	335,909

	Balance at September 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (Note 17)	$6,251,323	$735,414	$510,723	$(31,746)	$7,465,714

	Balance at December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$5,087,554	$422,902	$618,617	$(23,949)	$6,105,124

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 10)	2016	2015	2016	2015
Dated Brent Crude	$45.90	$50.36	$42.05	$55.54
West Texas Intermediate (WTI) crude oil	$44.88	$46.45	$41.41	$50.93
Light Louisiana Sweet (LLS) crude oil	$46.52	$50.20	$43.20	$55.32
Alaska North Slope (ANS) crude oil	$44.65	$51.52	$41.58	$55.39
Crack Spreads:
Dated Brent (NYH) 2-1-1	$12.94	$17.60	$13.18	$17.75
WTI (Chicago) 4-3-1	$13.64	$24.03	$13.07	$20.09
LLS (Gulf Coast) 2-1-1	$11.51	$16.55	$10.35	$15.99
ANS (West Coast) 4-3-1	$15.61	$32.59	$17.22	$28.06
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$1.02	$3.91	$0.64	$4.61
Dated Brent less Maya (heavy, sour)	$6.87	$7.60	$7.57	$8.12
Dated Brent less WTS (sour)	$2.50	$2.29	$1.48	$4.14
Dated Brent less ASCI (sour)	$4.14	$5.08	$4.02	$4.43
WTI less WCS (heavy, sour)	$13.28	$14.52	$12.15	$11.58
WTI less Bakken (light, sweet)	$1.41	$3.26	$1.13	$3.49
WTI less Syncrude (light, sweet)	$(0.95)	$1.02	$(2.67)	$(1.19)
WTI less ANS (light, sweet)	$0.23	$(5.07)	$(0.17)	$(4.46)
Natural gas (dollars per MMBTU)	$2.79	$2.73	$2.35	$2.76

Key Operating Information
Production (barrels per day (bpd) in thousands)	799.1	473.2	717.6	473.4
Crude oil and feedstocks throughput (bpd in thousands)	786.3	475.4	711.8	478.1
Total crude oil and feedstocks throughput (millions of barrels)	72.3	43.7	195.1	130.5
Gross margin per barrel of throughput	$2.70	$3.45	$2.69	$5.26
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.92	$12.97	$6.20	$10.95
Refinery operating expense per barrel of throughput (Note 12)	$5.59	$4.57	$4.97	$4.79
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	34%	9%	23%	12%
Medium	32%	54%	38%	50%
Light	23%	26%	28%	27%
Other feedstocks and blends	11%	11%	11%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	48%	49%	47%
Distillates and distillate blendstocks	31%	34%	31%	35%
Lubes	1%	1%	1%	2%
Chemicals	3%	3%	4%	3%
Other	14%	14%	15%	13%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	313.1	297.5	322.9	318.5
Crude oil and feedstocks throughput (bpd in thousands)	315.9	301.8	327.9	325.4
Total crude oil and feedstocks throughput (millions of barrels)	29.1	27.8	89.8	88.8
Gross margin per barrel of throughput	$0.84	$0.06	$0.98	$2.20
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.52	$10.98	$5.21	$9.33
Refinery operating expense per barrel of throughput (Note 12)	$4.26	$4.79	$4.42	$4.77
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	27%	14%	17%	18%
Medium	48%	64%	57%	56%
Light	12%	6%	12%	11%
Other feedstocks and blends	13%	16%	14%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	45%	47%	46%
Distillates and distillate blendstocks	33%	33%	30%	34%
Lubes	2%	2%	2%	2%
Chemicals	2%	2%	2%	2%
Other	16%	17%	18%	15%
Total yield	99%	99%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	168.2	175.7	168.0	154.9
Crude oil and feedstocks throughput (bpd in thousands)	165.3	173.6	165.7	152.7
Total crude oil and feedstocks throughput (millions of barrels)	15.2	15.9	45.5	41.7
Gross margin per barrel of throughput	$3.69	$7.09	$2.84	$9.50
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.67	$16.44	$5.85	$14.43
Refinery operating expense per barrel of throughput (Note 12)	$4.29	$4.19	$4.39	$4.85
Crude and feedstocks (% of total throughput) (Note 13):
Medium	30%	35%	33%	36%
Light	67%	63%	64%	62%
Other feedstocks and blends	3%	2%	3%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	54%	52%	52%	51%
Distillates and distillate blendstocks	34%	36%	35%	36%
Chemicals	5%	5%	5%	5%
Other	9%	8%	9%	10%
Total yield	102%	101%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	172.9	N/A	178.0	N/A
Crude oil and feedstocks throughput (bpd in thousands)	165.6	N/A	171.3	N/A
Total crude oil and feedstocks throughput (millions of barrels)	15.2	N/A	46.9	N/A
Gross margin per barrel of throughput	$1.24	N/A	$2.97	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$7.48	N/A	$6.85	N/A
Refinery operating expense per barrel of throughput (Note 12)	$5.78	N/A	$5.28	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	40%	N/A	39%	N/A
Medium	28%	N/A	17%	N/A
Light	16%	N/A	29%	N/A
Other feedstocks and blends	16%	N/A	15%	N/A
Total throughput	100%	N/A	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	N/A	47%	N/A
Distillates and distillate blendstocks	29%	N/A	31%	N/A
Chemicals	6%	N/A	6%	N/A
Other	18%	N/A	16%	N/A
Total yield	100%	N/A	100%	N/A

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	144.9	N/A	144.9	N/A
Crude oil and feedstocks throughput (bpd in thousands)	139.5	N/A	139.6	N/A
Total crude oil and feedstocks throughput (millions of barrels)	12.8	N/A	12.8	N/A
Gross margin per barrel of throughput	$3.86	N/A	$3.86	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$11.96	N/A	$11.96	N/A
Refinery operating expense per barrel of throughput (Note 12)	$8.68	N/A	$8.68	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	85%	N/A	85%	N/A
Medium	2%	N/A	2%	N/A
Other feedstocks and blends	13%	N/A	13%	N/A
Total throughput	100%	N/A	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	61%	N/A	61%	N/A
Distillates and distillate blendstocks	25%	N/A	25%	N/A
Other	18%	N/A	18%	N/A
Total yield	104%	N/A	104%	N/A

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2015
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$195,242	$2.70	$150,815	$3.45
Less: Revenues of PBFX	(48,433)	(0.67)	(37,082)	(0.85)
Add: Affiliate cost of sales of PBFX	2,164	0.03	1,118	0.03
Add: Refinery operating expenses	404,045	5.59	200,014	4.57
Add: Refinery depreciation	51,337	0.71	44,366	1.01
Gross refining margin	$604,355	$8.36	$359,231	$8.21
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(103,990)	(1.44)	208,313	4.76
Gross refining margin excluding special items (Note 4)	$500,365	$6.92	$567,544	$12.97

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$524,041	$2.69	$686,401	$5.26
Less: Revenues of PBFX	(125,641)	(0.64)	(101,413)	(0.78)
Add: Affiliate cost of sales of PBFX	7,486	0.04	6,394	0.05
Add: Refinery operating expenses	972,223	4.98	625,542	4.79
Add: Refinery depreciation	151,473	0.78	132,093	1.01
Gross refining margin	$1,529,582	$7.85	$1,349,017	$10.33
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(320,833)	(1.65)	81,147	0.62
Gross refining margin excluding special items (Note 4)	$1,208,749	$6.20	$1,430,164	$10.95

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7 and 18.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the company's statutory corporate tax rate of approximately 39.6% for the 2016 period and 40.2% for the 2015 period, respectively, applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM) and changes in the tax receivable agreement liability (TRA). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Changes in the TRA reflect charges or benefits attributable to changes in our obligation under the tax receivable agreement due to factors out of our control such as changes in tax rates. Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the three months ended September 30, 2016, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $104.0 million reflecting the change in the lower of cost or market inventory reserve from $900.5 million at June 30, 2016 to $796.5 million at September 30, 2016. During the nine months ended September 30, 2016, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $320.8 million reflecting the change in the lower of cost or market inventory reserve from $1,117.3 million at December 31, 2015 to $796.5 million at September 30, 2016.

During the three months ended September 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of approximately $208.3 million reflecting the change in the lower of cost or market inventory reserve from $562.9 million at June 30, 2015 to $771.3 million at September 30, 2015. During the nine months ended September 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of approximately $81.1 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $771.3 million at September 30, 2015.

The impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods. Income taxes related to the net LCM adjustment were recalculated using the Company's statutory corporate tax rate of approximately 39.6% for both the three and nine months ended September 30, 2016 and 40.2% for both the three and nine months ended September 30, 2015.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive). Common stock equivalents excludes the effects of warrants and options to purchase 5,161,125 and 4,364,250 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2016, respectively. Common stock equivalents excludes the effects of warrants and options to purchase 1,789,500 and 2,867,000 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and nine months ended September 30, 2015, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2016, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack, the Toledo Storage Facility, the Delaware City Products Pipeline and Truck Rack, the East Coast Terminals, which were acquired in connection with PBFX's purchase of 4 refined product terminals located in the greater Philadelphia region from an affiliate of Plains All American Pipeline, L.P. for total cash consideration of $100.0 million (the "PBFX Plains Asset Purchase") completed in the second quarter of 2016, and the Torrance Valley Pipeline, in which PBFX acquired a 50% equity interest on August 31, 2016. Prior to PBFX's initial public offering and subsequent acquisitions, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City, Toledo, and Torrance refineries. Apart from the East Coast Terminals, the assets did not generate third party or intra-entity revenue, other than certain intra-entity revenue recognized by the Delaware City Products Pipeline and Truck Rack, and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016 and $971.9 million for the acquisition of the Torrance refinery in the third quarter of 2016. The Logistics segment includes capital expenditures of $98.3 million for the PBFX Plains Asset Purchase in the second quarter of 2016.

(15) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in determining our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralize PBFX's Term Loan. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	September 30,	December 31,
	2016	2015
Total debt	$2,369,625	$1,840,355
Total equity	2,279,360	2,095,857
Total capitalization	$4,648,985	$3,936,212

Total debt	$2,369,625	$1,840,355
Total equity excluding special items	2,754,736	2,763,118
Total capitalization excluding special items	$5,124,361	$4,603,473

Total equity	$2,279,360	$2,095,857
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment (Note 5)	796,503	1,117,336
Add: Change in tax receivable agreement liability (Note 4)	(9,457)	(12,600)
Less: Recomputed income taxes on special items (Note 5)	(311,670)	(437,475)
Net impact of special items to equity	475,376	667,261
Total equity excluding special items (Note 4)	$2,754,736	$2,763,118

Total debt	$2,369,625	$1,840,355
Less: Cash, cash equivalents and marketable securities	685,393	1,178,578
Net Debt	$1,684,232	$661,777

Total debt to capitalization ratio	51%	47%
Total debt to capitalization ratio, excluding special items	46%	40%
Net debt to capitalization ratio	42%	24%
Net debt to capitalization ratio, excluding special items	38%	19%

(16) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation. As TVPC was acquired by PBF Holding in connection with the Torrance Acquisition on July 1, 2016, there was no impact on comparative 2015 disclosures.

(17) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation. As the acquisition of PBFX's 50% interest in TVPC was completed in the third quarter of 2016, there was no impact on comparative 2015 disclosures.

(18) The Company recorded pre-tax adjustments related to the change in the tax receivable agreement liability of $3.1 million for the three and nine months ended September 30, 2016, respectively. The Company recorded pre-tax adjustments related to the change in the tax receivable agreement liability of $2.2 million for the three and nine months ended September 30, 2015, respectively. Income taxes related to the change in the tax receivable agreement liability were recalculated using the Company's statutory corporate tax rate of approximately 39.6% and 40.2%, respectively, for the 2016 and 2015 periods presented.